AMENDMENT TO TRANSFER AGENCY AGREEMENT

      This is an Amendment to the Transfer Agency Agreement made and entered into between INVESCO Funds Group, Inc., a Delaware corporation ("INVESCO"), and INVESCO Dynamics Fund, Inc., a Maryland corporation (the "Fund") as of the 28th day of February, 1997 (the "Agreement").

      WHEREAS, effective as of June 26, 1997, the Fund has changed its name to "INVESCO Capital Appreciation Funds, Inc."; and

      WHEREAS, effective as of August 28, 1998, the Fund has changed its name to "INVESCO Equity Funds, Inc."; and

      WHEREAS, effective as of October 29, 1998, the Fund has changed its name to "INVESCO Stock Funds, Inc.;"

      NOW, THEREFORE, the name of the Fund is "INVESCO Stock Funds, Inc."

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 29th day of October, 1998.

                                        INVESCO FUNDS GROUP, INC.


                                        By: /s/ William J. Galvin
                                            ----------------------------------
                                            William J. Galvin
                                            Senior Vice President
ATTEST:

/s/ Glen A. Payne
------------------------------
Glen A. Payne
Secretary
                                        INVESCO DYNAMICS FUND, INC.


                                        By: /s/ Ronald L. Grooms
                                            ----------------------------------
                                            Ronald L. Grooms
                                            Treasurer & Chief Financial
                                            Officer & Accounting Officer
ATTEST:

/s/ Glen A. Payne
------------------------------
Glen A. Payne
Secretary